PRESS RELEASE

       PULASKI FINANCIAL REPORTS STRONG THIRD QUARTER CORE EARNINGS GROWTH
                         ON EXPANDED NET INTEREST INCOME

        o NET INTEREST INCOME EXPANDS 27% IN CURRENT QUARTER AND 14% YEAR TO DATE ON STRONG LOAN AND DEPOSIT GROWTH

        o  NET INTEREST MARGIN CLIMBS TO 3.22%

        o  YEAR-TO-DATE DILUTED EPS UP 14% ON 23% INCREASE IN EARNINGS

        o  RETAIL BANKING REVENUES RISE 24% IN CURRENT QUARTER AND 22% YEAR TO
           DATE

        o  MORTGAGE LENDING DIVISION IMPROVES EFFICIENCY AND PROFITS

        o  ASSET QUALITY REMAINS STRONG

ST. LOUIS, JULY 26, 2006--Pulaski Financial Corp. (Nasdaq: PULB) today announced net income for the quarter ended June 30, 2006 of $2.5 million, or $0.24 per diluted share, compared with $2.4 million, or $0.27 per diluted share, in the same quarter a year ago. Earnings for both periods benefited from changes in value of derivative financial instruments, totaling $146,000, or $0.01 per diluted share after-tax, for the quarter ended June 30, 2006 and $874,000, or $0.06 per diluted share after-tax, for the quarter ended June 30, 2005.

Net income for the nine months ended June 30, 2006 increased 23% to $7.2 million, or $0.76 per diluted share, compared with $5.9 million, or $0.67 per diluted share, for the nine months ended June 30, 2005. Current period earnings were negatively impacted by changes in the value of derivative financial instruments, which resulted in a loss of $334,000, or $0.02 per diluted share after-tax, for the nine months ended June 30, 2006, compared to a gain of $404,000, or $0.03 per diluted share after-tax, for the nine months ended June 30, 2005. Diluted earnings per share for the third quarter were also reduced by a 707,000 increase in the quarter's average diluted shares outstanding resulting from stock issued in a secondary public offering during February 2006.

Total assets at quarter-end increased to $938.9 million from $789.9 million at September 30, 2005, due to strong growth in the retained loan portfolio and, to a lesser extent, the acquisition of Central West End Bank. Loans increased $116.5 million on the year to $749.7 million, supported by deposit growth of $127.6 million to $623.8 million at June 30, 2006. Central West End Bank, which was acquired on March 31, 2006, had total loans of $12.0 million and total assets of $50.3 million.

NET INTEREST INCOME SEES STRONG GROWTH
Driven by growth in loans and lower-cost transaction deposits, net interest income grew 27% to $6.6 million in the third quarter compared with $5.2 million in the same period in 2005, and 17%, to $18.1 million, for the nine months. Loan growth remained strong during the third quarter, increasing $34.0 million, or nearly 5%. "We have continued to build a first-rate commercial lending team, and their portfolio remains the fastest growing segment of our business," William A. Donius, Chairman and Chief Executive Officer commented. The retained loan portfolio increased at an annualized rate of 25%.

Loan growth was funded primarily by an increase in deposits, which totaled $623.8 million at June 30, 2006 compared with $496.2 million at September 30, 2005. The acquisition of Central West End Bank added $41 million of deposits and two strategic bank locations. In contrast, deposits declined $6.1 million from the quarter ended March 31, 2006. Due to changes in market conditions, management decided to let certain high-cost retail certificates of deposit runoff in favor of lower-cost wholesale deposits and borrowings.

"Earlier this year, we raised additional capital through a common stock offering to support the improvement and expansion of our bank facilities, staff and banking technologies. We added three new bank locations this year and plan to add three more in the next 24 months. We expanded core transaction account balances 24%, or nearly $44 million for the year, which is essential for the long-term growth of our Company," Donius commented.

RETAIL BANKING INCOME EXPANDS
Retail banking income increased 24% to $786,000 for the quarter due to growth in bank locations and transaction account relationships. "We added approximately 2,300 checking accounts through the first nine months of our fiscal year, a 15% increase. We believe the planned new locations and resulting additional relationships will continue to grow our retail banking revenue. Core deposit growth remains a strategic focus," Donius noted.

MORTGAGE REVENUES UP FOR LINKED QUARTER
Mortgage revenues decreased $363,000, or 23%, to $1.2 million for the quarter ended June 30, 2006 compared with $1.6 million during the same quarter in 2005, but increased $646,000, or 110%, over the quarter ended March 31, 2006. "We made some adjustments that resulted in improved margins and enhanced profits in the mortgage division during the third quarter. The mortgage environment has been more competitive than we anticipated at the beginning of the year, but we are continuing to gain market share and remain focused on improving lending efficiency," Donius noted.

Loan sales totaled $351.0 million during the third quarter of 2006 compared with $264.1 million in the third quarter a year ago. For the nine months, loans originated for sale totaled $831.8 million while loan sales totaled $819.8 million, compared with $704.9 million of originations and $673.8 million of loan sales for the nine months ended June 30, 2005.

NONINTEREST EXPENSE UP
Noninterest expense increased $1.6 million, or 42%, to $5.3 million for the quarter ended June 30, 2006 compared with $3.7 million during the comparable quarter a year ago. Included in noninterest expense is the change in the market values of derivative financial instruments. A smaller gain on derivative financial instruments resulted in a $728,000 increase in noninterest expense during the quarter compared with the same quarter last year. Also contributing to the increase were higher compensation expense and occupancy expense resulting from the costs associated with the three new branch locations, additional personnel on the commercial lending team, and a $125,000 fee paid to convert the data processing system of Central West End Bank, which was acquired in March 2006.

ASSET QUALITY REMAINS STRONG
Nonperforming assets increased to $10.0 million at the end of the third quarter, compared with $9.7 million at second quarter-end and $6.8 million at the end of the prior fiscal year. The provision for loan losses for the quarter totaled $292,000 compared with $529,000 in the same period a year ago. The lower provision was the result of improved overall loan quality. The level of nonperforming loans improved to 0.82% of total loans at June 30 compared with 1.11% at March 31 and 0.85% at September 30, 2005. The allowance for loan losses at June 30 was $7.6 million, or 111.7% of nonperforming loans and 0.92% of total loans, compared with $7.4 million, or 76.0% of nonperforming loans, and 0.95% of total loans at March 31. Net charge-offs were $53,000 and $604,000, for the third quarter and year to date, respectively compared to $52,000 and $277,000 for the three and nine-month periods ended June 30, 2005, respectively.

OUTLOOK
"The business environment is challenging, with a softer housing market and intensifying competition. Nevertheless, the combination of our effective strategic plan and talented staff have allowed us to make solid progress. Our emphasis on customer service continues to attract new deposits. The expansion of our commercial lending division continues to help us balance the cyclical fluctuations we experience in mortgage lending. The majority of our assets and liabilities are structured to reprice within one year, allowing us to adapt to a changing interest rate environment. Finally, we are considering expanding our presence with the addition of two to three new bank locations in key areas of metropolitan St. Louis over the next two years," Donius concluded.

CONFERENCE CALL TODAY
Pulaski Financial management will discuss third quarter results and other developments today during a conference call beginning at 10 a.m. Central Standard Time. The call also will be simultaneously webcast and archived for three months at: http://www.viavid.net/detailpage.aspx?sid=0000336C Participants
                 ----------------------------------------------
in the conference call may dial 877- 407-9039 a few minutes before start time. The call also will be available for replay through August 9, 2006 at 877-660-6853, account number 3055 and conference I.D. 209051.


Pulaski Financial Corp., operating in its 84th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis metropolitan area. The bank offers a full line of quality retail-banking products through nine full-service branch offices in St. Louis and a loan production office in Kansas City. The company's website can be accessed at www.pulaskibankstl.com.
                                               ----------------------

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 as amended, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of Pulaski Financial Corp., are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory provisions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market area; and accounting principles, policies, and guidelines. Additional factors that could materially affect the Company's financial results, is included in its filings with the Securities and Exchange Commission including
Item 1A-Risk Factors in the Company's Form 10-K. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Statements herein are made only as of the date of this presentation. Except as required by applicable law or other regulation, Pulaski Financial Corp. does not undertake, and specifically disclaims any obligation to release publicly, the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of this news release or reflect the occurrence of anticipated or unanticipated events.


                             PULASKI FINANCIAL CORP.
                   UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

SELECTED BALANCE SHEET  DATA                                      AT JUNE 30,        AT MAR. 31,        AT SEPT. 30,
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)                         2006                2006               2005
                                                                  ----------         -----------        ------------
Total assets                                                      $ 938,888           $ 907,360          $ 789,861
Loans receivable, net                                               749,734             715,776            633,195
Allowance for loan losses                                             7,635               7,396              6,806
Loans held for sale, net                                             76,335              53,639             64,335
Investment securities  (includes equity securities)                  13,957              22,137             10,228
FHLB stock                                                            9,426               7,775              8,462
Mortgage-backed & related securities                                  3,843               4,944              4,833
Cash and cash equivalents                                            20,621              41,151             25,688
Deposits                                                            623,785             629,848            496,171
Deposit liabilities held for sale                                         -                   -             25,375
FHLB advances                                                       188,500             153,500            171,000
Subordinated debentures                                              19,589              19,589             19,589
Stockholders' equity                                                 73,735              72,087             48,246
Total book value per share                                        $    7.46           $    7.30          $    5.72
Tangible book value per share                                     $    7.00           $    6.84          $    5.66

ASSET QUALITY RATIOS
Nonperforming loans as a percent of total loans                        0.82%               1.11%              0.85%
Nonperforming assets as a percent of total assets                      1.07%               1.07%              0.85%
Allowance for loan losses as a percent of total loans                  0.92%               0.95%              0.97%
Allowance for loan losses as a percent of retained loans               1.02%               1.03%              1.07%
Allowance for loan losses as a percent of nonperforming loans        111.74%              75.98%            113.51%

                                                               THREE MONTHS                          NINE MONTHS
SELECTED OPERATING DATA                                        ended June 30,                        ended June 30,
                                                       ------------------------------        ------------------------------
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)              2006                2005               2006               2005
                                                       ----------         -----------        -----------        -----------
Interest income                                         $ 14,259             $ 9,775           $ 38,189           $ 26,746
Interest expense                                           7,611               4,526             20,045             11,273
                                                       ----------         -----------        -----------        -----------
Net interest income                                        6,648               5,249             18,144             15,473
Provision for loan losses                                    292                 529              1,151                996
                                                       ----------         -----------        -----------        -----------
Net interest income after provision for loan losses        6,356               4,720             16,993             14,477
                                                       ----------         -----------        -----------        -----------
Retail banking fees                                          786                 632              2,218              1,817
Mortgage revenues                                          1,231               1,596              2,610              3,751
Revenue from title company operations                        186                 180                559                495
Revenue from investment division operations                  152                 110                419                508
Gain on sale of branch                                         -                   -              2,474                  -
Other                                                        464                 300              1,432              1,125
                                                       ----------         -----------        -----------        -----------
   Total non-interest income                               2,819               2,818              9,712              7,696
                                                       ----------         -----------        -----------        -----------
Compensation expense                                       2,689               2,270              7,201              6,819
Occupancy, equipment and data processing                   1,427               1,084              3,762              3,041
Loss (gain) on derivative financial instruments             (146)               (874)               334               (404)
Charitable contributions                                      17                  30                325                 83
Other                                                      1,309               1,233              3,907              3,266
                                                       ----------         -----------        -----------        -----------
   Total non-interest expense                              5,296               3,743             15,529             12,805
                                                       ----------         -----------        -----------        -----------
Income before income taxes                                 3,879               3,795             11,176              9,368
Income taxes                                               1,401               1,395              3,956              3,493
                                                       ----------         -----------        -----------        -----------
Net income                                              $  2,478             $ 2,400            $ 7,220            $ 5,875
                                                       ==========         ===========        ===========        ===========

PERFORMANCE RATIOS
Return on average assets                                    1.09%               1.34%              1.15%              1.15%
Return on average equity                                   13.03%              20.51%             15.50%             17.59%
Interest rate spread                                        2.94%               2.97%              2.92%              3.11%
Net interest margin                                         3.22%               3.13%              3.15%              3.23%
                                                       ==========         ===========        ===========        ===========

SHARE DATA
Weighted average shares outstanding-basic              9,620,525           7,959,648          8,928,159          7,926,081
Weighted average shares outstanding-diluted           10,245,190           8,874,609          9,544,085          8,828,224
EPS-basic                                                  $0.26               $0.30              $0.81              $0.74
EPS-diluted                                                $0.24               $0.27              $0.76              $0.67
Dividends                                                  $0.09               $0.08              $0.25              $0.20

                             PULASKI FINANCIAL CORP.
             UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS, Continued
                             (DOLLARS IN THOUSANDS)


LOANS RECEIVABLE                                        JUNE 30,           MARCH 31,        SEPTEMBER 30,
(DOLLARS IN THOUSANDS)                                   2006                2006               2005
                                                       ----------         -----------       -------------
Commercial & Industrial Loans                          $  45,508           $  41,382          $  26,306

Real estate mortgage:
  One to four family residential                         297,908             287,323            255,729
  Multi-family residential                                12,499              15,839             13,994
  Commercial real estate                                 136,783             126,704            104,701
                                                       ----------         -----------        -----------
       Total real estate mortgage                        447,190             429,866            374,424
                                                       ----------         -----------        -----------
Real estate construction and development:
  One to four family residential                          31,023              29,551             33,652
  Multi-family residential                                 6,186               5,791              1,790
  Commercial real estate                                  19,714              13,671              9,580
                                                       ----------         -----------        -----------
       Total real estate construction and development     56,923              49,013             45,022
                                                       ----------         -----------        -----------

Equity line of credit                                    208,051             201,703            195,647
Consumer and installment                                   6,042               3,800              3,514
                                                       ----------         -----------        -----------
                                                         763,714             725,764            644,913
                                                       ----------         -----------        -----------
Add (less):
  Deferred loan (costs) fees                               4,672               4,147              3,931
  Loans in process                                       (11,017)             (6,738)            (8,843)
  Allowance for loan losses                               (7,635)             (7,397)            (6,806)
                                                       ----------         -----------        -----------
                                                         (13,980)             (9,988)           (11,718)
                                                       ----------         -----------        -----------

               Total                                   $ 749,734           $ 715,776          $ 633,195
                                                       ==========         ===========        ===========

Weighted average rate at end of period                     7.40%               7.12%              6.59%
                                                       ==========         ===========        ===========

                                                        JUNE 30, 2006       MARCH 31, 2006         SEPTEMBER 30, 2005
                                                        -------------       --------------         ------------------
                                                                 WEIGHTED               WEIGHTED             WEIGHTED
DEPOSITS                                                         AVERAGE                AVERAGE              AVERAGE
(DOLLARS IN THOUSANDS)                                           INTEREST               INTEREST             INTEREST
                                                        BALANCE    RATE     BALANCE       RATE     BALANCE    RATE
                                                       -------------------------------------------------------------
Demand Deposit Accounts:
   Noninterest-bearing checking                        $  36,975   0.00%    $  35,050     0.00%   $  29,192    0.00%
   Interest-bearing checking                              58,867   1.57%       60,296     1.56%      28,994    0.16%
   Money market                                           94,508   3.29%       98,537     2.91%      82,638    2.34%
   Passbook savings accounts:                             33,737   0.36%       33,997     0.41%      30,230    0.35%
                                                       ---------            ---------             ---------
        Total demand deposit accounts                    224,087   1.85%      227,880     1.73%     171,054    1.22%

Certificates of Deposit (*)                              399,698   4.39%      401,968     4.05%     325,117    3.32%
                                                       ---------            ---------             ---------

         Total deposits                                $ 623,785   3.48%    $ 629,848     3.21%   $ 496,171    2.60%
                                                       =========            =========             =========

 (*) Includes brokered deposits                        $ 141,969            $ 134,475             $ 118,856
                                                       =========            =========             =========

                             PULASKI FINANCIAL CORP.
                             AVERAGE BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                                                               THREE MONTHS ENDED
                                                       --------------------------------------------------------------------
                                                               June 30, 2006                         June 30, 2005
                                                       ------------------------------        ------------------------------
                                                                 Interest  Average                      Interest Average
                                                        Average    and      Yield/            Average     and     Yield/
                                                        Balance  Dividends   Cost             Balance   Dividends  Cost
                                                       ------------------------------        ------------------------------
Interest-earning assets:
    Loans receivable                                   $ 733,819  $13,011   7.09%             $ 592,913  $ 8,773    5.92%
    Loans available for sale                              57,416      933   6.50%                51,243      759    5.92%
    Other interest-earning assets                         35,229      315   3.58%                26,434      243    3.68%
                                                       ------------------                     ------------------
        Total interest-earning assets                    826,464   14,259   6.90%               670,590    9,775    5.83%
                                                                  -------                                -------
Noninterest-earning assets                                80,701                                 46,792
                                                       ---------                              ---------
        Total assets                                   $ 907,165                              $ 717,382
                                                       =========                              =========

Interest-bearing liabilities:
    Deposits                                           $ 576,600  $ 5,174   3.59%             $ 442,766  $ 2,768    2.50%
    Borrowed money                                       191,347    2,437   5.09%               189,772    1,758    3.71%
                                                       ------------------                     ------------------
        Total interest-bearing liabilities               767,947    7,611   3.96%               632,538    4,526    2.86%
                                                                  -------                                -------
Noninterest-bearing deposits                              33,169                                 22,057
Noninterest-bearing liabilities                           29,968                                 15,973
Stockholders' equity                                      76,081                                 46,814
                                                       ---------                              ---------
        Total liabilities and stockholders' equity     $ 907,165                              $ 717,382
                                                       =========                              =========
Net interest income                                               $ 6,648                                $ 5,249
                                                                  =======                                =======
Interest rate spread                                                        2.94%                                   2.97%
Net interest margin                                                         3.22%                                   3.13%

                                                                                NINE MONTHS ENDED
                                                       --------------------------------------------------------------------
                                                               June 30, 2006                         June 30, 2005
                                                       ------------------------------        ------------------------------
                                                                 Interest  Average                      Interest Average
                                                        Average    and      Yield/            Average     and     Yield/
                                                        Balance  Dividends   Cost             Balance   Dividends  Cost
                                                       ------------------------------        ------------------------------
Interest-earning assets:
    Loans receivable                                   $ 694,142  $35,252   6.77%             $ 567,828  $24,303   5.71%
    Loans available for sale                              45,315    2,031   5.98%                42,929    1,772   5.50%
    Other interest-earning assets                         31,650      906   3.82%                27,236      671   3.28%
                                                       ------------------                     ------------------
        Total interest-earning assets                    771,107   38,189   6.60%               637,993   26,746   5.59%
                                                                  -------                                -------
Noninterest-earning assets                                63,049                                 45,282
                                                       ---------                              ---------
        Total assets                                   $ 834,156                              $ 683,275
                                                       =========                              =========

Interest-bearing liabilities:
    Deposits                                           $ 535,884  $13,452   3.35%             $ 428,805  $ 6,825   2.12%
    Borrowed money                                       186,357    6,593   4.72%               177,180    4,448   3.35%
                                                       ------------------                     ------------------
        Total interest-bearing liabilities               722,241   20,045   3.70%               605,985   11,273   2.48%
                                                                  -------                                -------
Noninterest-bearing deposits                              29,466                                 19,573
Noninterest-bearing liabilities                           20,340                                 13,174
Stockholders' equity                                      62,109                                 44,543
                                                       ---------                              ---------
        Total liabilities and stockholders' equity     $ 834,156                              $ 683,275
                                                       =========                              =========
Net interest income                                               $18,144                                $15,473
                                                                  =======                                =======
Interest rate spread                                                        2.90%                                  3.11%
Net interest margin                                                         3.14%                                  3.23%

                                      # # #

FOR ADDITIONAL INFORMATION CONTACT:
        William A. Donius, Chairman & CEO
        Pulaski Financial Corp.
        (314) 878-2210 Ext. 3610

        Michael Arneth or Tad Gage
        The Investor Relations Company
        (312) 245-2700